EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

SAVE THE WORLD AIR, INC.

a Nevada Corporation

ARTICLE 1

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OFFICES

SECTION 1. The registered office of this corporation (the “Corporation”) shall be in the City of Reno, State of Nevada, or such other city within the State of Nevada as the Board of Directors may determine.

SECTION 2. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

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MEETINGS OF STOCKHOLDERS

SECTION 1. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the Directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of the stockholders shall be held on the anniversary date of incorporation each year if not a legal holiday and, and if a legal holiday, then on the next business day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by Chapter 78 of the Nevada Revised Statutes (“Statute”) or by the Articles of Incorporation, may be called by the Chief Executive Officer, President or the Secretary, by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 4. Notices of meetings shall be in writing and signed by the Chief Executive Officer, President or Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to an officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership in the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting. It shall not be necessary to deliver or mail such notice of the meeting to the transferee.

SECTION 5. Business transactions at any special meeting of stockholders shall be limited to the purpose stated in the notice.

SECTION 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcements at the meeting, until a quorum shall be presented or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

SECTION 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall be sufficient to decide any question brought before such meeting, unless the question is one upon which by express provision of the Statute or of the Articles of Incorporation, a different vote shall govern and control the decision of such question, and with respect to the election of Directors, Directors shall be elected by a plurality of the votes cast at the election. The candidates for Directors receiving the highest number of votes at the meeting, up to the number of Directors to be elected, shall be elected.

SECTION 8. Each stockholder of record of the Corporation shall be entitled at the election of each stockholder to one vote for each share standing in such stockholder’s name on the books of the Corporation on the Record Date (defined below). Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

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(a)      For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action (the “Record Date”).

(b)     If no Record Date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

SECTION 9. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instruction upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be voted at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting when required by the inspectors of election. All questions regarding the qualifications of voters, the validity of proxies and the acceptance of or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer at the meeting.

SECTION 10. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the Statute or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required. Whenever action is taken by written consent, a meeting of stockholders need not be called or notice given.

SECTION 11. Stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 11 constitutes presence in person at the meeting.

SECTION 12. Meetings of stockholders shall be presided over by the chairman of the Board, or in the absence of the chairman by the president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by the Board of Directors by a chairman chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

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ARTICLE 3

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DIRECTORS

SECTION 1. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 2. The number of Directors which shall constitute the whole board shall be not less than one (1) and not more than eight (8). The number of Directors may from time to time be increased or decreased to not less than one (1) nor more than eight (8) by action of the whole Board of Directors. The Directors shall be elected at the annual meeting of the stockholders and each Director elected shall hold office within his or her class until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

SECTION 3. Vacancies in the Board of Directors including those caused by an increase in the number of Directors, may be filed by a majority of all the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office within his or her class until his or her successor is elected and qualified.

A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

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SECTION 4. The Board of Directors of the Corporation, by majority vote, may declare vacant the office of a Director who has been declared incompetent by an order of a court of competent jurisdiction or convicted of a felony. Any Director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

ARTICLE 4

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MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board may he held either at a place so designated by the Board or at the registered office.

SECTION 2. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 3. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

SECTION 4. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer or the President or by the vice-President or by any two Directors.

Written notice of the time and place of special meetings shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, including electronic or facsimile delivery, addressed to him at his address or fax number as it is shown upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the postal service at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is personally delivered or faxed, or sent via e-mail, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting, Such mailing, delivery or faxing as above provided shall be deemed legal and personal notice to a Director.

SECTION 5. Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors, if the time and place is fixed at the meeting adjourned.

SECTION 6. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after such meeting, each of the Directors not present signs a written waiver of notice, or a consent of holding such meeting, or approves of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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SECTION 7. The majority of the authorized fixed number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall he regarded as the act of the Board of Directors, unless a greater number be required by these Bylaws, the Statute or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

SECTION 8. A quorum of the Directors may adjourn any Directors meeting to meet again on a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next meeting of the Board.

SECTION 9. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 9 constitutes presence in person at the meeting.

SECTION 10. Meetings of the Board of Directors shall be presided over by the chairman of the board, or in the absence of the chairman of the board by the president, or in his absence by a chairman chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

ARTICLE 5

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COMMITTEES OF DIRECTORS

SECTION 1. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of two or more of the Directors of the corporation which, to the extent provided in the resolution, shall and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may requite it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

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SECTION 2. The committee shall keep regular minutes of their proceedings and report the same to the Board of Directors.

SECTION 3. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is included with the minutes of proceedings of the Board or committee.

ARTICLE 6

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COMPENSATION OF DIRECTORS

SECTION 1. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7

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NOTICES

SECTION 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notices to Directors may also be given by fax and e-mail. Notice by mail, fax or e-mail shall be deemed to be given at the time when the same shall be mailed.

SECTION 2. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, consent either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting or oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and tendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

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SECTION 3. Whenever any notice is required to be given under the provisions of the Statute, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 8

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OFFICERS

SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Secretary and Chief Financial Officer. Any person may hold two or more offices.

SECTION 2. The Board of Directors at its meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a Director, and shall choose a Chief Executive Officer, President, Secretary and Chief Financial Officer, none of whom need be Directors, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4. The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 5. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

SECTION 6. The CHAIRMAN OF THE BOARD shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

SECTION 7. The VICE-CHAIRMAN shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform other such duties as the Board of Directors may from time to time prescribe.

SECTION 8. Both the PRESIDENT and Chief Executive Officer of the corporation shall have active management of the business of the corporation, as shall be determined by the Board of Directors. Each may execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

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SECTION 9. The VICE-PRESIDENTS shall act under the direction of the President. and in absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

SECTION 10. The SECRETARY shall act under the direction of the Chief Executive Officer or President. Subject to the direction of the Chief Executive Officer or President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors.

SECTION 11. The ASSISTANT SECRETARIES shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform other such duties and have such other powers as the President and the Board of Directors may from time to time prescribe.

SECTION 12. The CHIEF FINANCIAL OFFICER shall act under the direction of the Chief Executive Officer. Subject to the direction of the Chief Executive Officer he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may he ordered by the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation.

If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond with such surety as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 13. The ASSISTANT TREASURERS or Controllers in order of their seniority, unless otherwise determined by the Chief Executive Officer or the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

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ARTICLE 9

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CERTIFICATES OF STOCK

SECTION 1. Every stockholder shall he entitled to have a certificate signed by the Chief Executive Officer or President or a Vice-President and the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock.

SECTION 2. If a certificate is signed (a) by a transfer agent other than the Corporation or its employees or (b) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signatures have been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been compiled with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5. The Corporation shall be entitled to recognize the person registered on its books as the owner of the share to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claims to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

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SECTION 6. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

ARTICLE 10

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GENERAL PROVISIONS

SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing and maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SECTION 5. The Corporation may or may not have a corporate seal, as may be from time to time determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 11

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INDEMNIFICATION

Indemnification and Insurance.

(a)     Indemnification of Directors and Officers.

(i) For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation, as a director, officer, employee, agent, partner, member, managing member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

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(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indmenitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action.

(iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of directors and officers incurred in defending a Proceeding involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, managing member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

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(b)     Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c)     Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d)     Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or member or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving at the request of the Corporation as a director, officer, employee, member, managing member or agent of another Corporation, partnership, limited liability company, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e)     Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f)     Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

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(g)     The provisions of this Article 11 relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article 11 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) by the stockholders; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE 12

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AMENDMENTS

SECTION 1. These Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 2. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particulars of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS, JULY 3, 2013.

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CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the Secretary of Save The World Air, Inc., a Nevada corporation; and

2. That the foregoing Amended and Restated Bylaws, consisting of sixteen (16) pages, constitute the Amended and Restated Bylaws of said Corporation as duly adopted and approved at a meeting of the Board of Directors duly held on July 3, 2013, at the offices of the Corporation, located at 735 State Street, Suite 500, Santa Barbara, California 93101.

IN WITNESS WHEREOF, I have signed my name as of July 3, 2013.

/s/ Katrina Joves
Katrina Joves, Secretary

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